UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/12/2013

Mondelez International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Parkway North
Deerfield, IL 60015
(Address of principal executive offices, including zip code)

(847) 943-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On March 13, 2013, Mondelez International, Inc. ("Company") announced that the Company's Board of Directors authorized a stock repurchase program on March 12, 2013.   Pursuant to the stock repurchase program, the Company may repurchase, from time to time, the lesser of 40 million shares or $1.2 billion of Mondelez International's Class A Common Stock (including fees, commissions and expenses). The shares may be repurchased in one or more open market transactions, privately negotiated transactions or a combination of the foregoing.

A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8 K.

Item 9.01.    Financial Statements and Exhibits

Please see Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelez International, Inc.

Date: March 14, 2013	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Mondelez International, Inc. Press Release, dated as of March 13, 2013.